DAVID FONI
266 ARCH ROAD
ENGLEWOOD, NJ 0763J

June 30, 2010

Mr. Eric Kash

Chief Financial Officer
PSI Corporation

7222 Commerce Center Drive

Suite 210

Colorado Springs, CO 80919

Dear Mr. Kash:

Please be advised that I hereby tender my resignation as Director and Chief Executive Officer of PSI Corporation, effective immediately.

This letter is written pursuant to the executed Employment Agreement with PSI Corporation, wherein I retain all rights and interests to all accrued, unpaid funds and shares, as well as other earned compensation due and owing to me by PSI Corporation prior to the date of this letter.

Please be advised accordingly.

cc. Jeff Quick